Premiums by Business Line
$ in thousands
(Unaudited)

	Three Months Ended March 31,
	Gross Written Premium			Net Written Premium			Net Earned Premium
	2018	2017	Change	2018	2017	Change	2018	2017	Change
Property & Casualty
Personal Auto	$725,212	$647,181	12.1%	$553,997	$596,879	(7.2)%	$454,216	$454,415	—%
Homeowners	141,287	114,725	23.2%	92,596	104,545	(11.4)%	82,195	104,129	(21.1)%
RV/Packaged	49,464	44,754	10.5%	49,189	44,519	10.5%	45,689	40,650	12.4%
Small Business Auto	86,244	86,376	(0.2)%	64,727	79,208	(18.3)%	58,562	63,241	(7.4)%
Lender-placed insurance	84,934	76,270	11.4%	63,214	72,832	(13.2)%	60,469	83,741	(27.8)%
Other	16,125	10,707	50.6%	8,989	4,255	111.3%	4,476	4,351	2.9%
Property & Casualty	1,103,266	980,013	12.6%	832,712	902,238	(7.7)%	705,607	750,527	(6.0)%

Accident & Health	233,776	191,955	21.8%	223,353	181,114	23.3%	153,876	128,926	19.4%
Total National General	$1,337,042	$1,171,968	14.1%	$1,056,065	$1,083,352	(2.5)%	$859,483	$879,453	(2.3)%

Reciprocal Exchanges
Personal Auto	$34,297	$28,159	21.8%	$13,495	$17,106	(21.1)%	$12,997	$16,117	(19.4)%
Homeowners	62,521	53,327	17.2%	36,808	24,216	52.0%	32,771	22,538	45.4%
Other	871	730	19.3%	275	379	(27.4)%	287	377	(23.9)%
Reciprocal Exchanges	$97,689	$82,216	18.8%	$50,578	$41,701	21.3%	$46,055	$39,032	18.0%

Consolidated Total (A)	$1,433,130	$1,253,383	14.3%	$1,106,643	$1,125,053	(1.6)%	$905,538	$918,485	(1.4)%

NOTES: (A) Consolidated Total includes eliminations between National General and the Reciprocal Exchanges of $(567) in Personal Auto and $(1,034) in Homeowners Gross Written Premium in 2018, respectively, and $(277) in Personal Auto and $(524) in Homeowners Gross Written Premium in 2017, respectively.

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